Exhibit 10.2(b)

[_________________], 2013

Silver Eagle Acquisition Corp.

1450 2nd Street, Suite 247

Santa Monica, CA 90401

Re:   Initial Public Offering

Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Silver Eagle Acquisition Corp., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 25,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder thereof to purchase one-half of one share of the Common Stock at a price of $5.75 per half share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 9 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he or she shall vote all the Founder Shares owned by him or her any shares acquired by him or her in the Public Offering or the secondary public market in favor of such proposed Business Combination.

2. The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 21 months from the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the Public Offering but has not completed the initial business combination within such 21-month period, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, he or she shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses) less franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned agrees that he or she will not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 21 months from the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 21 months from the closing of the Public Offering but has not completed the Business Combination within such 21-month period).

The undersigned acknowledges that he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The undersigned hereby further waives, with respect to any shares of the Common Stock held by him or her, any redemption rights he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) he or she holds if the Company fails to consummate a Business Combination within 21 months from the date of the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 21 months from the closing of the Public Offering but has not completed the Business Combination within such 21-month period).

3.  During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 3,750,000 shares of the Common Stock (as described in the Prospectus), the undersigned agrees that he shall return to the Company for cancellation at no cost, a number of Founder Shares equal to 4,550 multiplied by a fraction, (i) the numerator of which is 3,750,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,750,000. The undersigned further agrees that to the extent that (a) the size of the Public Offering is increased or decreased and (b) the undersigned have either purchased or sold shares of Common Stock or an adjustment to the number of Founder Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Public Offering, then (A) the references to 3,750,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Public Offering and (B) the reference to 4,550 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of shares of the Common Stock that the undersigned would have to return to the Company in order to hold an aggregate of .097% of the Company’s issued and outstanding shares after the Public Offering. In addition, a portion of the Founder Shares in an amount equal to 5.0% of the Company’s issued and outstanding shares immediately after the Public Offering (the “Founder Earnout Shares”), shall be returned to the Company by the Founders and the Company’s independent directors for cancellation, on a pro rata basis, at no cost, as follows: (x) half of the Founder Earnout Shares shall be returned on the on the fifth anniversary of the completion of a Business Combination unless following such Business Combination the last sales price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and (y) half of the Founder Earnout Shares shall be returned on the on the fifth anniversary of the completion of a Business Combination unless following such Business Combination the last sales price of the Company’s common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

5. (a) The undersigned agrees that he or she shall not Transfer any Founder Shares until the earlier of (A) one year after the completion of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the common stock (x) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after a Business Combination, after which Transfers of fifty percent (50%) of the Founder Shares will be permitted, or (y) equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, after which Transfers of the remaining fifty percent (50%) of the Founder Shares will be permitted and (B) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Notwithstanding the provisions set forth in Section 6(a), Transfers of the Founder Shares are permitted to (a) any affiliates or family members of the undersigned (b) by gift to a member of one of the members of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of one of the undersigned’s immediate family, an affiliate of such person or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of the undersigned; (d) pursuant to a qualified domestic relations order; (e) in the event of the Company’s liquidation prior to completion of a Business Combination; or (f) in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement agreeing to be bound by the provisions in this Letter Agreement.

6. The undersigned’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s questionnaire furnished to the Company is true and accurate in all respects. The undersigned represents and warrants that: the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following: repayment of a loan of up to $200,000 made to the Company by Global Eagle Acquisition LLC (the “Sponsor”), pursuant to a Promissory Note dated April 16, 2013; payment of consulting fees payable to James A. Graf, or an entity owned or controlled by Mr. Graf, of $15,000 per month payable commencing on the date of this prospectus, plus, in the event that Mr. Graf is no longer receiving medical insurance from an employer, an additional amount per month to reimburse Mr. Garf for the purchase of such insurance for services prior to the closing of our initial business combination (regardless of the amount of services provided); reimbursement for office space, secretarial and administrative services provided to members of the Company’s management team by the Sponsor, members of the Sponsor and members of the Company’s management team or their affiliates, in an amount not to exceed $10,000 per month in the event such space and/or services are utilized; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

8. The undersigned has full right and power, without violating any agreement to which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or director of the Company, as applicable.

9. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 7,187,500 shares of the Common Stock of the Company acquired by the Sponsor and Dennis A. Miller for an aggregate purchase price of $25,000, or approximately $0.003 per share, prior to the consummation of the Public Offering; (iii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (iv) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (v) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

10. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

11. Neither party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or her respective successors, heirs, personal representatives and assigns.

12. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

13. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

14. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-up Period or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by [_________________], 2013.

[Signature page follows]

Sincerely,

By:
James M. McNamara / Ernest Del

Acknowledged and Agreed:

SILVER EAGLE ACQUISITION CORP.

By:
Name: James A. Graf
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Letter Agreement]